Exhibit 99.1

Unifi Announces Third Quarter Fiscal 2017 Results

Ongoing success of international strategy to grow sales of premium value-added products including REPREVE®.

GREENSBORO, N.C., April 26, 2017 – Unifi, Inc. (NYSE: UFI), one of the world’s leading innovators in synthetic and recycled yarns, today released operating results for the third quarter ended March 26, 2017.

Third Quarter and Year-to-Date Fiscal 2017 Highlights

•

Volume, measured by pounds sold, increased by more than 8% for the third quarter and by more than 10% for the first nine months of fiscal 2017 compared to the third quarter and first nine months of fiscal 2016, respectively, driven by the strength of the global premium value-added (“PVA”) portfolio;

•

Gross margin was 13.1% for the third quarter of fiscal 2017, compared to 14.5% for the prior fiscal year third quarter, while gross margin was 14.0% compared to 13.8% for the year-to-date periods of fiscal 2017 and 2016, respectively;

•

Operating income was $9.1 million for the third quarter of fiscal 2017 compared to $10.0 million for the prior fiscal year third quarter, and operating income was $30.7 million compared to $28.3 million for the year-to-date periods of fiscal 2017 and 2016, respectively;

•

Net income for the third quarter of fiscal 2017 was $9.2 million compared to $9.7 million in the prior fiscal year third quarter.  Fiscal 2017 third quarter net income includes a year-over-year decline in earnings from Parkdale America, LLC (“PAL”) of $1.5 million.   Net income for the first nine months of fiscal 2017 was $23.2 million compared to $24.2 million in the prior year-to-date period.  Net income for the fiscal 2017 year-to-date period includes a year-over-year decline in earnings from PAL of $2.8 million and a $1.7 million loss on a non-core divestiture;

•

Basic EPS was $0.50 for the third quarter of fiscal 2017, compared to $0.54 for the third quarter of fiscal 2016, while Basic EPS was $1.28 for the first nine months of fiscal 2017 compared to $1.35 for the first nine months of fiscal 2016; and

•	REPREVE® Bottle Processing Center expanded potential revenue streams, receiving Letter of No Objection from the Food and Drug Administration to sell recycled bottle flake for food-grade packaging.

Note: The estimate of earnings for Parkdale America, LLC on an after-tax basis utilizes the 35% U.S. federal tax rate.

“Our international strategy has not only enhanced our ability to serve our customers but also provided us with valuable diversification throughout fiscal 2017. During this fiscal year, strength in the international PVA business has counterbalanced headwinds in the domestic market driven by weak retail sales, elevated inventory levels, and pressure from higher raw material costs. For fiscal 2017, we continue to expect results to be broadly in-line with fiscal 2016,” said Tom Caudle, President of Unifi.

Third Quarter Fiscal 2017 Operational Review

Net sales were $160.9 million for the third quarter of fiscal 2017, compared to net sales of $161.3 million for the third quarter of fiscal 2016.  Operating income was $9.1 million in the third quarter of fiscal 2017, compared to $10.0 million in the third quarter of fiscal 2016.  Continued strong PVA performance in Asia and Brazil was offset by challenging domestic market conditions and pressures from comparatively higher raw material costs.

Net income was $9.2 million for the third quarter of fiscal 2017, compared to net income of $9.7 million for the third quarter of fiscal 2016.  Net income for the fiscal 2017 quarter benefitted from foreign exchange favorability associated with the strengthening of the Brazilian currency, lower bad debts, and a lower effective tax rate, but was unfavorably impacted by a $1.5 million decline in earnings from PAL. After-tax earnings from PAL declined from approximately $2.4 million in the third quarter of fiscal 2016 to approximately $0.9 million in the third quarter of fiscal 2017. Basic EPS was $0.50 for the third quarter of fiscal 2017, compared to $0.54 for the third quarter of fiscal 2016.

Adjusted EBITDA was $14.4 million for the third quarter of fiscal 2017, compared to $15.4 million for the third quarter of fiscal 2016.

Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. The schedules included in this press release calculate Adjusted EPS and reconcile Adjusted EBITDA and Adjusted Net Income to Net income attributable to Unifi, Inc.

Foreign currency translation in the third quarter resulted in an increase to net sales of $4.6 million and gross profit of $0.9 million compared to the prior fiscal year third quarter.

Net debt was $104.2 million at March 26, 2017, compared to $106.4 million at June 26, 2016.

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First Nine Months of Fiscal 2017 Operational Review

Net sales were $476.0 million for the nine months ended March 26, 2017, compared to net sales of $479.8 million for the nine months ended March 27, 2016.  Operating income grew year-over-year to $30.7 million in the first nine months of fiscal 2017 compared to $28.3 million in the first nine months of fiscal 2016. Strong operating results in Asia and Brazil, driven by the global PVA portfolio, was partially offset by weaker performance in the domestic market.

Net income was $23.2 million for the first nine months of fiscal 2017, compared to $24.2 million for the first nine months of fiscal 2016.  Net income for the first nine months of fiscal 2017 was favorably impacted by a benefit for bad debts and a lower effective tax rate, but adversely impacted by a loss of $1.7 million associated with a non-core divestiture and a $2.8 million decline in earnings from PAL.  After-tax earnings from PAL declined from approximately $3.4 million in the first nine months of fiscal 2016 to approximately $0.6 million in the first nine months of fiscal 2017. Basic EPS was $1.28 for the first nine months of fiscal 2017 compared to $1.35 for the first nine months of fiscal 2016.

Adjusted Net Income and Adjusted EPS, both excluding the loss from a non-core divestiture, were $24.8 million and $1.37, respectively, for the first nine months of fiscal 2017 compared to $24.9 million and $1.39, respectively, for the first nine months of fiscal 2016.  Of note, both Adjusted Net Income and Adjusted EPS were impacted by $2.8 million of weaker results from PAL.  Adjusted EBITDA, which excludes changes in earnings from PAL, increased to $46.8 million for the first nine months of fiscal 2017, compared to $44.8 million for the first nine months of fiscal 2016.

Foreign currency translation resulted in an increase to net sales of $7.9 million and gross profit of $1.3 million compared to the prior fiscal year period.

Third Quarter Fiscal 2017 Earnings Conference Call

The Company will provide additional commentary regarding its third quarter fiscal 2017 results and other developments during its earnings conference call on April 26, 2017, at 8:30 a.m. Eastern Time.  The call can be accessed via a live audio webcast on the Company's website at http://investor.unifi.com.  For those investors that cannot access the webcast, conference call lines will be available by dialing (877) 359-9508 (Domestic) or (224) 357-2393 (International) and, when prompted, providing conference ID number 1801784. Additional supporting materials and information related to the call will also be available on the Company’s website.

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About Unifi

Unifi, Inc. (NYSE: UFI) is a multi-national manufacturing company that produces and sells recycled and other processed yarns designed to meet customer specifications, and premium value-added (“PVA”) yarns with enhanced performance characteristics.  Unifi maintains one of the textile industry’s most comprehensive polyester and nylon product offerings.  Unifi enhances demand for its products, and helps others in creating a more effective textile industry supply chain, through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages.  In addition to its flagship REPREVE® products – a family of eco-friendly yarns made from recycled materials – key Unifi brands include: SORBTEK®, REFLEXX®, aio® - all-in-one performance yarns, SATURA®, AUGUSTA® A.M.Y.®, MYNX® UV, and MICROVISTA®.  Unifi's yarns are readily found in the products of major brands in the apparel, hosiery, automotive, home furnishings, industrial and other end-use markets.  For more information about Unifi, visit www.unifi.com; to learn more about REPREVE®, visit www.repreve.com.

For more information, contact:

Chris Donovan or Chris Hodges

Alpha IR Group

312-445-2870

UFI@alpha-ir.com

Financial Statements and Reconciliations to Adjusted Results to Follow

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CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 26, 2017	June 26, 2016
ASSETS
Cash and cash equivalents	$30,231	$16,646
Receivables, net	87,249	83,422
Inventories	109,647	103,532
Other current assets	18,321	8,292
Total current assets	245,448	211,892

Property, plant and equipment, net	201,516	185,101
Investments in unconsolidated affiliates	117,910	117,412
Other non-current assets	5,381	11,037
Total assets	$570,255	$525,442

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and other current liabilities	$61,713	$61,522
Current portion of long-term debt	16,823	13,786
Total current liabilities	78,536	75,308
Long-term debt	116,474	107,805
Other long-term liabilities	21,383	15,384
Total liabilities	216,393	198,497

Total Unifi, Inc. shareholders’ equity	353,862	325,031
Non-controlling interest	—	1,914
Total shareholders’ equity	353,862	326,945
Total liabilities and shareholders’ equity	$570,255	$525,442

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	March 26, 2017	March 27, 2016	March 26, 2017	March 27, 2016
Net sales	$160,896	$161,278	$476,020	$479,779
Cost of sales	139,766	137,914	409,213	413,618
Gross profit	21,130	23,364	66,807	66,161
Selling, general and administrative expenses	13,000	12,142	37,278	35,391
(Benefit) provision for bad debts	(92)	411	(554)	1,583
Other operating (income) expense, net	(885)	819	(636)	879
Operating income	9,107	9,992	30,719	28,308
Interest income	(126)	(190)	(455)	(519)
Interest expense	825	908	2,431	2,708
Loss on sale of business	—	—	1,662	—
Equity in earnings of unconsolidated affiliates	(1,600)	(4,167)	(2,073)	(7,330)
Income before income taxes	10,008	13,441	29,154	33,449
Provision for income taxes	831	4,166	6,481	10,194
Net income including non-controlling interest	9,177	9,275	22,673	23,255
Less: net loss attributable to non-controlling interest	—	(414)	(498)	(923)
Net income attributable to Unifi, Inc.	$9,177	$9,689	$23,171	$24,178

Net income attributable to Unifi, Inc. per common share:
Basic	$0.50	$0.54	$1.28	$1.35
Diluted	$0.50	$0.53	$1.26	$1.31

Weighted average common shares outstanding:
Basic	18,210	17,838	18,105	17,861
Diluted	18,493	18,417	18,420	18,482

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Nine Months Ended
	March 26, 2017	March 27, 2016
Cash and cash equivalents at beginning of year	$16,646	$10,013
Operating activities:
Net income including non-controlling interest	22,673	23,255
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(2,073)	(7,330)
Distributions received from unconsolidated affiliates	1,500	2,947
Depreciation and amortization expense	14,887	13,040
Loss on sale of business	1,662	—
Deferred income taxes	6,305	7,015
Other, net	325	1,899
Changes in assets and liabilities	(15,993)	(2,583)
Net cash provided by operating activities	29,286	38,243

Investing activities:
Capital expenditures	(27,875)	(36,769)
Other, net	(179)	93
Net cash used in investing activities	(28,054)	(36,676)

Financing activities:
Proceeds from long-term debt	107,500	138,265
Payments on long-term debt	(98,568)	(128,001)
Common stock repurchased and retired under publicly announced programs	—	(6,211)
Other, net	3,356	391
Net cash provided by financing activities	12,288	4,444

Effect of exchange rate changes on cash and cash equivalents	65	(737)
Net increase in cash and cash equivalents	13,585	5,274
Cash and cash equivalents at end of period	$30,231	$15,287

Unifi Announces Third Quarter Fiscal 2017 Results	7

RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS

(Unaudited)

(In thousands)

EBITDA and Adjusted EBITDA

The reconciliations of the amounts reported under U.S. generally accepted accounting principles (“GAAP”) for Net income attributable to Unifi, Inc. to EBITDA and Adjusted EBITDA are as follows:

	For the Three Months Ended		For the Nine Months Ended
	March 26, 2017	March 27, 2016	March 26, 2017	March 27, 2016
Net income attributable to Unifi, Inc.	$9,177	$9,689	$23,171	$24,178
Interest expense, net	699	709	1,945	2,171
Provision for income taxes	831	4,166	6,481	10,194
Depreciation and amortization expense	5,067	4,192	14,463	12,584
EBITDA	15,774	18,756	46,060	49,127

Equity in earnings of PAL	(1,345)	(3,630)	(914)	(5,214)
EBITDA excluding PAL	14,429	15,126	45,146	43,913

Loss on sale of business	—	—	1,662	—
Key employee transition costs	—	236	—	873
Adjusted EBITDA	$14,429	$15,362	$46,808	$44,786

Note: Amounts presented in the reconciliations above may not be consistent with amounts included in the Company’s condensed consolidated financial statements due to the impact of the non-controlling interest in Repreve Renewables, LLC (“Renewables”). Any such inconsistencies are insignificant and are integral to the reconciliations.

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Adjusted Net Income and Adjusted EPS

The tables below set forth reconciliations of (i) Income before income taxes (“Pre-tax Income”), Provision for income taxes (“Tax Impact”) and Net income attributable to Unifi, Inc. (“Net Income”) to Adjusted Net Income and (ii) Basic Earnings Per Share (“Basic EPS”) to Adjusted EPS.

	For the Three Months Ended March 26, 2017				For the Three Months Ended March 27, 2016
	Pre-tax Income	Tax Impact	Net Income	Basic EPS	Pre-tax Income	Tax Impact	Net Income	Basic EPS
GAAP results	$10,008	$(831)	$9,177	$0.50	$13,441	$(4,166)	$9,689	$0.54
Key employee transition costs (1)	—	—	—	—	400	(132)	268	0.02
Adjusted results	$10,008	$(831)	$9,177	$0.50	$13,841	$(4,298)	$9,957	$0.56

Weighted average common shares				18,210				17,838

	For the Nine Months Ended March 26, 2017				For the Nine Months Ended March 27, 2016
	Pre-tax Income	Tax Impact	Net Income	Basic EPS	Pre-tax Income	Tax Impact	Net Income	Basic EPS
GAAP results	$29,154	$(6,481)	$23,171	$1.28	$33,449	$(10,194)	$24,178	$1.35
Loss on sale of business (2)	1,662	—	1,662	0.09	—	—	—	—
Key employee transition costs (1)	—	—	—	—	1,037	(355)	682	0.04
Adjusted results	$30,816	$(6,481)	$24,833	$1.37	$34,486	$(10,549)	$24,860	$1.39

Weighted average common shares				18,105				17,861

(1)

For the three and nine months ended March 27, 2016, the Company incurred key employee transition costs of $400 and $1,037, respectively, before tax, for transactions in the United States.  The Company estimates the tax benefit of these costs was $132 and $355, respectively, using a 35% tax rate, with no significant deferred tax components. This includes transactions for Renewables, therefore, the amounts reflected here consider impacts to the valuation allowance and non-controlling interest.

(2)	For the nine months ended March 26, 2017, the Company incurred a loss on the sale of its investment in Renewables of $1,662. There is no tax impact for this transaction as the loss is non-deductible.

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Non-GAAP Financial Measures

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with GAAP. These non-GAAP financial measures include, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Adjusted Working Capital (collectively, the “non-GAAP financial measures”).

•	EBITDA represents Net income attributable to Unifi, Inc. before net interest expense, income tax expense, and depreciation and amortization expense.
•

Adjusted EBITDA represents EBITDA adjusted to exclude equity in earnings of Parkdale America, LLC, key employee transition costs, loss on sale of business and certain other adjustments necessary to understand and compare the underlying results of the Company.

•

Adjusted Net Income represents Net income attributable to Unifi, Inc. calculated under GAAP, adjusted to exclude the approximate after-tax impact of certain income or expense items (as well as specific impacts to the provision for income taxes) necessary to understand and compare the underlying results of the Company. Adjusted Net Income excludes certain amounts which management believes do not reflect the ongoing operations and performance of the Company, such as key employee transition costs and loss on sale of business.

•	Adjusted EPS represents Adjusted Net Income divided by the Company’s basic weighted average common shares outstanding.
•

Adjusted Working Capital represents receivables plus inventory, less accounts payable and accrued expenses, which is an indicator of the Company’s production efficiency and ability to manage its inventory and receivables.

The non-GAAP financial measures are not determined in accordance with GAAP and should not be considered a substitute for performance measures determined in accordance with GAAP. The calculations of the non-GAAP financial measures are subjective, based on management’s belief as to which items should be included or excluded in order to provide the most reasonable and comparable view of the underlying operating performance of the business. The Company may, from time to time, modify the amounts used to determine its non-GAAP financial measures.

We believe that these non-GAAP financial measures better reflect the Company’s underlying operations and performance and that their use, as operating performance measures, provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets, among otherwise comparable companies.

Management uses Adjusted EBITDA (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is a key performance metric utilized in the determination of variable compensation. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense, because tax expense decreases as deductible interest expense increases; and depreciation and amortization are non-cash charges. Equity in earnings of Parkdale America, LLC is excluded from Adjusted EBITDA because such earnings do not reflect our operating performance.

Management uses Adjusted Net Income and Adjusted EPS (i) as measurements of net operating performance because they assist us in comparing such performance on a consistent basis, as they remove the impact of (a) items that we would not expect to occur as a part of our normal business on a regular basis and (b) components of the provision for income taxes that we would not expect to occur as a part of our underlying taxable operations; (ii) for planning purposes, including the preparation of our annual operating budget; and (iii) as measures in determining the value of other acquisitions and dispositions.

Historically, EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS aimed to exclude the impact of the non-controlling interest in Renewables, while the consolidated amounts for Renewables were required to be included in the Company’s financial amounts reported under GAAP.

In evaluating non-GAAP financial measures, investors should be aware that, in the future, we may incur expenses similar to the adjustments included herein. Our presentation of non-GAAP financial measures should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. Each of our non-GAAP financial measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results or liquidity measures as reported under GAAP. Some of these limitations are (i) it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; (ii) it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations; (iii) it does not reflect changes in, or cash requirements for, our working capital needs; (iv) it does not reflect the cash requirements necessary to make payments on our debt; (v) it does not reflect our future requirements for capital expenditures or contractual commitments; (vi) it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and (vii) other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, these non-GAAP financial measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of the Company that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management.  The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive” and words of similar import, or the negative of such words, identify or signal the presence of forward-

Unifi Announces Third Quarter Fiscal 2017 Results	10

looking statements.  These statements are not statements of historical fact; they involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to:  the competitive nature of the textile industry and the impact of global competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing and pricing of raw materials; general domestic and international economic and industry conditions in markets where the Company competes, including economic and political factors over which the Company has no control; changes in consumer spending, customer preferences, fashion trends and end-uses for products; the financial condition of the Company’s customers; the loss of a significant customer; the success of the Company’s strategic business initiatives; volatility of financial and credit markets; the ability to service indebtedness and fund capital expenditures and strategic initiatives; availability of and access to credit on reasonable terms; changes in currency exchange, interest and inflation rates; fluctuations in production costs; the ability to protect intellectual property; employee relations; the impact of environmental, health and safety regulations; the operating performance of joint ventures and other equity investments; and the accurate financial reporting of information from equity method investees.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control.  New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company.  Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities laws. The above and other risks and uncertainties are described in the Company’s most recent annual report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

-end-

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